UNITED STATES
                       SECURITIES AND EXCHANGE
                             COMMISSION

                      Washington, D.C.  20549

                             FORM 8-K


                         CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        Date of Report
               (Date of earliest event reported)
                        October 24, 2003


                      THE COMMERCE GROUP, INC.
      (Exact name of registrant as specified in its charter)


 Massachusetts                001-13672             04-2599931
 (State or other           (Commission File        (IRS Employer
    jurisdiction                Number)        Identification of
   Incorporation)                                        No.)


  211 Main Street, Webster, Massachusetts            01570
  (Address of principal executive offices)         Zip Code)


          Registrant's telephone number, including area code:
                         (508) 943-9000

The Commerce Group, Inc.
Form 8-K
October 24, 2003


Item 9.  REGULATION FD DISCLOSURE

     The following information, including the text of the press release attached as an Exhibit to this Form 8-K, is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition".

     On October 23, 2003, The Commerce Group, Inc. (the
"Company") issued a press release announcing its results for the quarter ended September 30, 2003. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

     In its press release, the Company presents non-GAAP financial measures, as well as net earnings and net earnings per diluted share. Statutory ratios are presented in accordance with principles prescribed by insurance regulatory authorities.





                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           October 24, 2003




                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Chief Accounting Officer

                                                Exhibit 99.1


Press Release

RELEASE:     Immediate (October 23, 2003)

CONTACT:     Randall V. Becker
             Treasurer
             (508) 949-4129

                          The Commerce Group, Inc.
                    Announces 2003 Third Quarter Results
              and Comparison to Third Quarter 2002 (as restated)

WEBSTER, Mass., October 23, 2003 -- The Commerce Group, Inc.
(NYSE:CGI) today reported 2003 third quarter results. Net earnings were $22.9 million, or $0.71 per diluted share, compared to net earnings of $12.6 million or $0.38 per diluted share for 2002 (as restated).

During the third quarter of 2003, the Company had net realized investment gains of $2.6 million or $0.05 per diluted share compared to losses of $13.4 million or $0.52 per diluted share in the third quarter of 2002. The 2002 per diluted share amount was impacted by an increase in the Company's tax valuation allowance related to a deferred tax asset previously established for realized investment losses. A complete breakdown of this information is included in the attached tables. As further explained in this release, the Company also incurred a charge of $6.0 million or $0.12 per diluted share for an estimated assessment from the Massachusetts Insurance Insolvency Fund (MIIF) compared to no charge in the third quarter of 2002. The Company however incurred a charge in the fourth quarter of 2002 for a MIIF assessment in the amount of $4.5 million. As of September 30, 2002, the Company was unable to reasonably estimate this assessment. Lastly, the Company had employee stock option expenses of $1.5 million or $0.03 per diluted share in the third quarter of this year compared to income of $5.7 million or $0.11 per diluted share for the same period last year.

Earned premiums were $372.7 million for the third quarter of 2003 compared to $309.1 million for 2002. A schedule of direct written premiums to earned premiums is included in the attached tables.

The third quarter statutory combined ratio for property and casualty operations was 98.9% compared to 99.4% for 2002. The decrease in the combined ratio was primarily the result of a decrease in the loss ratio, offset by an increase in the underwriting ratio. The Company's loss ratio for the third quarter of 2003 decreased to 74.9% from 76.0% during the same period last year. The decrease was primarily the result of more favorable experience in the current year personal automobile line of business offset by slightly less favorable loss reserve development compared to the third quarter of last year.

                                      MORE

CGI 3Q'03 earnings (page 4 of 10)

The Company's statutory underwriting ratio increased to 24.0%, as compared to 23.4% for last year's third quarter, primarily as a result of a charge for an anticipated assessment from the MIIF offset by lower 2003 policy year mandated Massachusetts personal automobile commission rates. Although the Company has not received an assessment for 2003, which, if an assessment is to be made, is usually sent out by MIIF in November, the Company is aware that an assessment is being contemplated by MIIF and its Board of Governors. Accordingly, we have accrued for a $6.0 million assessment, which represents the Company's best estimate of the potential assessment at this point in time. This accrual negatively impacted the underwriting ratio by approximately
1.5 percentage points.

As disclosed in the Company's 2002 Form 10-K, in the fourth quarter of 2002, the Company changed its method of accounting for employee stock options and began applying variable accounting treatment for employee stock options issued in 1999 and 2000. Accordingly, the Company restated its 2002 quarterly results. The impact of the restatement for the three months ended September 30, 2002 resulted in an increase to net earnings of $5.7 million or $0.11 per diluted share.

Cumulative September 30, 2003 Results
Net earnings were $107.3 million, or $3.33 per diluted share, compared to $45.3 million or $1.36 per diluted share for 2002 (as restated).

Earned premiums were $1,061.0 million compared to $886.3 million for 2002. A schedule of direct written premiums to earned premiums is included in the attached tables.

The Company had realized gains on investments of $62.7 million, or $1.39 per diluted share, compared to losses of $48.4 million, or $1.28 per diluted share for 2002. The 2002 per diluted share amount was impacted by an increase in the Company's tax valuation allowance related to a deferred tax asset previously established for realized
investment losses.   A complete breakdown of this information is
included in the attached tables. During the first nine months of this year the Company shortened the overall duration of its investment portfolio by reducing its holdings in certain long term fixed income instruments, equities and closed end preferred stock mutual funds. This change in strategy resulted in the realization of investment gains, primarily in the second quarter, with a minimal adverse impact on future investment income. If market conditions warrant, the Company will continue to reduce the duration of the investment portfolio in order to continue to protect itself from the effect of anticipated future increases in overall interest rates.




                                      MORE

CGI 3Q'03 earnings (page 5 of 10)

The statutory combined ratio for property and casualty operations was 99.6% for the first nine months of 2003 compared to 98.7% for 2002. The increase in the combined ratio was primarily the result of an increase in the loss ratio, offset by a decrease in the underwriting ratio. The Company's loss ratio for the first nine months of 2003 increased to 77.4% from 75.8% during the same period last year. The increase was primarily driven by increased claim frequency in the first quarter of this year as a result of the severe winter. The Company's statutory underwriting ratio improved to 22.2%, as compared to 22.9% for 2002, primarily from reduced accrued contingent commissions as a result of the higher loss ratio mentioned previously and lower 2003 policy year mandated Massachusetts personal automobile commission rates offset by the third quarter MIIF assessment.

As previously mentioned, in the fourth quarter of 2002, the Company changed its method of accounting for employee stock options and began applying variable accounting treatment for employee stock options issued in 1999 and 2000. The impact of the restatement for the nine months ended September 30, 2002 resulted in an increase to net earnings of $1.9 million or $0.04 per diluted share. The comparable amount for the nine months ended September 30, 2003 resulted in a decrease to net earnings of $1.0 million or $0.02 per diluted share.

A complete presentation of September 30, 2003 and 2002 financial statement information, including a breakdown of the components of the combined ratio and realized investment gains and losses, is included in the financial statements attached to this press release.

Additional supplemental financial information will be available on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At September 30, 2003, the Company had authority to purchase approximately 741,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization. No re-purchases of stock occurred during the second or third quarters. During the past twelve months, the Company purchased 616,800 shares of treasury stock at an average price of $35.02 per share.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP) with the exception of statutory operating ratios.

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 22nd largest personal automobile insurance group in the country by A.M. Best, based on 2002 direct written premium information.
                                      MORE

CGI 3Q'03 earnings (page 6 of 10)

Forward Looking Statements
This press release contains some statements that are not historical facts and are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve opinions, assumptions and predictions, and no assurance can be given that the future results will be achieved since events or results may differ materially as a result of risks facing the Company. These include, but are not limited to, those risks and uncertainties in the Company's business, some of which are beyond the control of the Company, that are described in the Company's recently filed registration statement on Form S-3, its Forms 10-K and 10-Q, and other documents filed with the SEC, including the possibility of adverse catastrophe experience and severe weather, adverse trends in claim severity or frequency, adverse state and federal regulation and legislation, adverse judicial decisions, litigation risks, interest rate risk, rate making decisions for private passenger automobile policies in Massachusetts, potential rate filings outside of Massachusetts, heightened competition, concentration of business within Massachusetts, dependence on certain principal employees, as well as the economic, market or regulatory conditions and risks associated with entry into new markets and diversification. The Commerce Group, Inc. is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


                          (Tables Follow)

CGI 3Q '03 earnings (page 7 of 10)

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
CONSOLIDATED BALANCE SHEETS
September 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                             Sept. 30,      Sept. 30,
ASSETS                                                         2003           2002
                                                                           (Restated)
Investments
  Fixed maturities, at market                                       $ 1,114,094    $   726,169
  Preferred stocks, at market                                       $   302,901    $   305,782
  Common stocks, at market                                          $    94,558    $    92,219
  Preferred stock mutual funds, at equity                           $   129,666    $   282,257
  Mortgage loans                                                    $    17,278    $    31,586
  Cash and short-term investments                                   $    96,783    $    80,829
  Other investments                                                 $    24,190    $    24,937

      Total investments                                             $ 1,779,470    $ 1,543,779

Accrued investment income                                           $    14,543    $    14,426
Premiums receivable                                                 $   407,204    $   341,050
Deferred policy acquisition costs                                   $   161,828    $   142,627
Property and equipment                                              $    50,930    $    50,282
Due from reinsurers                                                 $   113,302    $    94,173
Residual market receivable                                          $   190,744    $   159,549
Current income taxes                                                $         -    $     3,942
Deferred income taxes                                               $    40,250    $    29,807
Receivable for securities sold                                      $       576    $       627
Other assets                                                        $    18,131    $    14,085

      Total assets                                                  $ 2,776,978    $ 2,394,347

Liabilities
  Losses and LAE                                                    $   953,371    $   788,360
  Unearned premiums                                                 $   852,740    $   722,056
  Current income taxes                                              $     5,724    $         -
  Deferred income                                                   $     8,082    $     8,271
  Contingent commissions accrued                                    $    27,760    $    29,104
  Payable for securities purchased                                  $     7,982    $         -
  Other liabilities                                                 $    60,296    $    45,169

      Total liabilities                                             $ 1,915,955    $ 1,592,960

Minority interest                                                   $     4,199    $     4,385

Stockholders' equity
  Preferred stock                                                             -              -
  Common stock                                                      $    19,182    $    19,128
  Paid-in capital                                                   $    42,420    $    38,703
  Net accumulated other comprehensive income                        $    20,331    $    11,007
  Retained earnings                                                 $   954,180    $   885,855

                                                                    $ 1,036,113    $   954,693

  Treasury stock                                                    $  (179,289)   $  (157,691)

      Total stockholders' equity                                    $   856,824    $   797,002

      Total liabilities, minority interest and stockholders' equity $ 2,776,978    $ 2,394,347

Common shares outstanding                                            31,962,952     32,470,721

Stockholders' equity per share                                      $     26.81    $     24.55

CGI 3Q '03 earnings (page 8 of 10)

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Nine Months Ended September 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                              Three Months Ended               Nine Months Ended
                                                                  September 30,                  September 30,
                                                                 2003        2002               2003         2002
                                                                          (Restated)                      (Restated)
Revenues:
  Earned premiums                                                   $   372,710   $   309,085         $  1,060,966    $    886,259
  Net investment income                                             $    23,318   $    23,893         $     69,130    $     71,655
  Premium finance and service fees                                  $     6,962   $     5,722         $     20,207    $     15,719
  Net realized investment gains (losses)                            $     2,630   $   (13,430)        $     62,650    $    (48,422)
  Other income                                                      $         -   $     2,500         $          -    $      9,500

      TOTAL REVENUES                                                $    405,620  $   327,770         $  1,212,953    $    934,711

Expenses:
  Losses and LAE                                                    $    280,006  $   231,520         $    823,611    $    671,071
  Policy acquisition costs                                          $     93,588  $    71,000         $    249,358    $    213,072

      TOTAL EXPENSES                                                $    373,594  $   302,520         $  1,072,969    $    884,143

      Earnings before income taxes, minority interest
       and change in accounting principle                           $     32,026  $    25,250         $    139,984    $     50,568

Income taxes                                                        $      9,113  $    12,621         $     32,598    $     16,669

      Earnings before minority interest and change
        in accounting principle                                     $     22,913  $    12,629         $    107,386    $     33,899

(Less) plus the (income) loss in minority interest in subsidiary    $        (49) $        (1)        $       (129)   $        162

      Earnings before change in accounting principle                $     22,864  $    12,628         $    107,257    $     34,061

Change in accounting principle, net of taxes                        $          -  $         -         $          -    $     11,237

      NET EARNINGS                                                  $     22,864  $    12,628         $    107,257    $     45,298

COMPREHENSIVE INCOME (LOSS)                                         $     10,842  $    (2,425)        $    102,324    $     43,911

Net earnings per common share before cumulative effect
  of change in accounting principle:
  BASIC                                                             $       0.72  $      0.39         $       3.35    $       1.04
  DILUTED                                                           $       0.71  $      0.38         $       3.33    $       1.02

CGI 3Q '03 earnings (page 9 of 10)

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)    (Continued)
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Nine Months Ended September 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               Three Months Ended               Nine Months Ended
                                                                  September 30,                  September 30,
                                                                 2003        2002               2003         2002
                                                                          (Restated)                      (Restated)

Net earnings per common share from the cumulative effect
  of change in accounting principle:
  BASIC                                                             $          -  $         -          $         -    $       0.34
  DILUTED                                                           $          -  $         -          $         -    $       0.34

EARNINGS PER COMMON SHARE:
  BASIC                                                             $       0.72  $       0.39         $      3.35    $       1.38
  DILUTED                                                           $       0.71  $       0.38         $      3.33    $       1.36

Cash dividends paid per common share:                               $       0.32  $       0.31         $      0.95    $       0.92

Weighted average shares outstanding:
  BASIC                                                               31,962,952    32,732,502          31,978,794      32,926,712
  DILUTED                                                             32,263,706    32,983,276          32,200,681      33,228,089

CGI 3Q '03 earnings (page 10 of 10)

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
ADDITIONAL EARNINGS INFORMATION
Three and Nine Months Ended September 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited
                                                                Three Months Ended               Nine Months Ended
                                                                   Septemer 30,                    September 30,
                                                                 2003        2002               2003          2002
                                                                          (Restated)                       (Restated)

ADDITIONAL EARNINGS INFORMATION:
Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                          $  422,814    $  356,483          $  1,287,395    $ 1,088,412
  Assumed premiums                                                 $   30,771    $   19,985          $     88,523    $    79,038
  Ceded premiums                                                   $  (52,570)   $  (52,275)         $   (162,393)   $  (141,220)

    Net written premiums                                           $  401,015    $  324,193          $  1,213,525    $ 1,026,230
    Increase in unearned premiums                                  $  (28,305)   $  (15,108)         $   (152,559)   $  (139,971)

      Earned premiums                                              $  372,710    $  309,085          $  1,060,966    $   886,259

Statutory operating ratios for insurance subsidiaries:
  Loss ratio                                                             74.9%         76.0%                 77.4%          75.8%
  Underwriting ratio                                                     24.0%         23.4%                 22.2%          22.9%
    Combined ratio                                                       98.9%         99.4%                 99.6%          98.7%

Breakdown of net realized investment gains (losses)
  Fixed maturities                                                 $     2,044   $     (405)         $     18,069    $    (1,360)
  Preferred stocks                                                 $     2,720   $       (6)         $     11,832    $       (57)
  Common stocks                                                    $     2,269   $     (139)         $     16,021    $      (306)
  Preferred stock mutual funds:
    Due to increase (decrease) in NAV                              $   (6,596)   $  (13,996)         $     33,151    $   (33,357)
    Due to sales                                                   $    3,469    $      483          $      1,903    $       819
  Venture capital fund investments                                 $      541    $      807          $       (510)   $    (2,167)
  Other                                                            $     (150)   $     (174)         $       (200)   $      (260)
  Other than temporary writedowns                                  $   (1,667)   $        -          $    (17,616)   $   (11,734)

    Net realized investment gains (losses) before tax              $    2,630    $  (13,430)         $     62,650    $   (48,422)
  Income tax (benefit) at 35                                       $      920    $   (4,700)         $     21,927    $   (16,947)
    Net realized investment gains (losses) after tax and before
      impact of valuation allowance                                $    1,710    $   (8,730)         $     40,723    $   (31,475)
  Impact of tax valuation allowance                                $        -    $   (8,372)         $      3,936    $   (10,875)
    Net realized investment gains (losses) after tax and after
      tax impact of valuation allowance                            $    1,710    $  (17,102)         $     44,659    $   (42,350)

    Per diluted share net realized gains (losses) after tax and
      after tax impact of valuation allowance                      $     0.05    $    (0.52)         $       1.39    $     (1.28)